POWER OF ATTORNEY




The undersigned directors of Borg-Warner Automotive, Inc. (the "Corporation")hereby appoint John F. Fiedler as their true and lawful attorney-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange
Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the Borg-Warner Automotive Cooling Systems Corporation Retirement Savings Plan.

This Power of Attorney automatically ends upon the termination of Mr. Fiedler's service with the Corporation.

In witness whereof, the undersigned have executed this Power of Attorney on this 17th day of January, 2000.


/s/ Jere A. Drummond                    /s/ Andrew F. Brimmer
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JERE A. DRUMMOND                        ANDREW F. BRIMMER

/s/ Ivan W. Gorr                        /s/ William E. Butler
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IVAN W. GORR                            WILLIAM E. BUTLER

/s/Paul E. Glaske                       /s/ John Rau
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PAUL E. GLASKE                          JOHN RAU

/s/ Alexis P. Michas                    /s/ James J. Kerley
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ALEXIS P. MICHAS                        JAMES J. KERLEY

/s/ Phyllis O. Bonanno
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PHYLLIS O. BONANNO